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                                                                   Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports (i) dated March 10, 1997, except for the first sentence of
Note 1 as to which the date is May 7, 1997, with respect to the consolidated financial statements and schedule of CLN Holdings Inc. (formerly Coleman Escrow Corp.), (ii) dated March 10, 1997, with respect to the consolidated financial statements and schedule of Coleman Worldwide Corporation and (iii) dated March 10, 1997, with respect to the consolidated financial statements of The Coleman Company, Inc., in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-29123) and related Prospectus of CLN Holdings Inc. (formerly Coleman Escrow Corp.) for the registration of Senior Secured First Priority Discount Exchange Notes due 2001 and Senior Secured Second Priority Discount Exchange Notes due 2001.

                                                     /s/ Ernst & Young LLP

Denver, Colorado
September 22, 1997